SIGNAL APPAREL COMPANY, INC.
                         200-A Manufacturers Road
                       Chattanooga, Tennessee 37405

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               MAY 28, 1996

          Notice is hereby given that the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") will be held at 200-A Manufacturers Road, Chattanooga, Tennessee, on
May 28, 1996, at 10:00 a.m. for the following purposes:

          1.   To elect seven directors; and

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed March 29, 1996, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

     Shareholders are cordially invited to attend the meeting in person. IF YOU CANNOT ATTEND, PLEASE RECORD YOUR VOTE AND SIGN AND DATE THE ACCOMPANYING PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              Robert J. Powell
                              Secretary
Chattanooga, Tennessee
April 29, 1996



                  SIGNAL APPAREL COMPANY, INC.
                    200-A Manufacturers Road
                  Chattanooga, Tennessee  37405



                         PROXY STATEMENT
                               FOR
                 ANNUAL MEETING OF SHAREHOLDERS
                          MAY 28, 1996


     This Proxy Statement, which is to be mailed on or about April 29, 1996, is furnished to shareholders on behalf of the Board of Directors for solicitation of proxies for use at the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") to be held on May 28, 1996, at 10:00 a.m., and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by giving written notice to the Secretary of the Company.

     The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, certain officers, directors and other employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or personal call. The Company has engaged Corporate Communications, Inc. to distribute soliciting material to shareholders of record and to solicit brokers and other persons holding shares beneficially owned by others to procure from such beneficial owners consents to the execution of proxies. In addition to a fee of approximately $4,000 to be paid to Corporate Communications, Inc., the Company will reimburse brokers and others for their expense in sending proxy material to beneficial owners.

     On March 29, 1996, the outstanding securities of the Company consisted of 11,387,826 shares of Common Stock, par value $.01 per share; 327.087 shares of Series A Preferred Stock, stated value $100,000 per share; and 317.678 shares of Series C Preferred Stock, stated value $100,000 per share. Each outstanding share of the Common Stock is entitled to one vote per share on each matter to be brought before the Annual Meeting. Neither the Series A Preferred Stock nor the Series C Preferred Stock is entitled to vote on any matter scheduled to be brought before the Annual Meeting.

     Shares represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked. If no instructions are indicated, such shares will be voted FOR electing the Board of Directors' seven nominees for director.

     Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy or by submission of a later-dated, properly executed proxy. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Signal Apparel Company, Inc., 200-A Manufacturers Road, Chattanooga, Tennessee 37405, Attention:
Robert J. Powell, Secretary.

     The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the meeting that is not referred to in the Notice of Meeting or this proxy statement. Regulations of the Securities and Exchange Commission permit the proxies solicited pursuant to this Proxy Statement to confer discretionary authority with respect to matters of which the Company did not know a reasonable time before the meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxy solicited hereby.

     The persons designated by the Board of Directors as proxy holders in the accompanying form of proxy are Bruce E. Krebs and William H. Watts, officers of the Company. The cost of solicitation of proxies will be borne by the Company.

     The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at which a quorum is present. Abstentions and broker non-votes are counted as present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's equity securities as of
March 29, 1996, by each shareholder that the Company knows to own beneficially more than 5% of the issued and outstanding shares of the Company's Common Stock, director of the Company, nominee for director, Named Executive (as defined herein) and by the
directors and Named Executives of the Company as a group.
                                                                    Amount and Nature of
Name and Address of Beneficial Owner            Title of Class      Beneficial Ownership(1)  Percent of Class
- ------------------------------------            --------------      -----------------------  ----------------

FS Signal Associates, L.P.; FS Signal            Common Stock             8,514,282               54.1%
Associates II, L.P.; FS Signal, Inc.;            $.01 par value
and Kevin S. Penn, as a group
65 E. 55th St., 32nd Floor                       Series A                   327.087                100%
New York, New York 10022(2)                      Preferred Stock
                                                 $100,000 stated
                                                 value

                                                 Series C                   139.709                 44%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

Kevin S. Penn                                    Common Stock             8,514,282               54.1%
65 E. 55th St., 32nd Floor                       $.01 par value
New York, New York 10022(2)
                                                 Series A                   327.087                100%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

                                                 Series C                   139.709                 44%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

FS Signal, Inc.                                  Common Stock             8,214,282               53.2%
65 E. 55th St., 32nd Floor                       $.01 par value
New York, New York 10022(2)(3)
                                                 Series A                   327.087                100%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

                                                 Series C                   139.709                 44%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

FS Signal Associates, L.P.                       Common Stock             3,715,983               30.7%
c/o Kenneth Musen                                $.01 par value
157 Church Street, Box 426
New Haven, Connecticut 06502(2)(4)               Series C                   130.334                 41%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

FS Signal Associates II, L.P.                    Common Stock             4,498,299               30.6%
c/o Kenneth Musen                                $.01 par value
157 Church Street, Box 426
New Haven, Connecticut 06502(2)(5)               Series A                   327.087                100%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

                                                 Series C                     9.375                  3%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

Walsh Greenwood & Co; Stephen                    Common Stock             7,415,549               51.6%
Walsh; Paul R. Greenwood; WG                     $.01 par value
Partners, L.P.; and WG Trading
Company Limited Partnership, as a                Series C                   177.969                 56%
group                                            Preferred Stock
One East Putnam Avenue                           $100,000 stated
Greenwich, Connecticut 06830(6)                  value

Walsh Greenwood & Co.                            Common Stock             3,963,449               34.8%
One East Putnam Avenue                           $.01 par value
Greenwich, Connecticut 06830(6)(7)

WG Partners, L.P.                                Common Stock             2,700,149               23.7%
One East Putnam Avenue                           $.01 par value
Greenwich, Connecticut 06830(6)(7)

WG Trading Company                               Common Stock             3,452,100                 24%
Limited Partnership                              $.01 par value
One East Putnam Avenue
Greenwich, Connecticut 06830(6)(7)               Series C                   177.969                 56%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

Kidd, Kamm Equity Partners, L.P.                 Common Stock             1,400,000               12.3%
Three Pickwick Plaza                             $.01 par value
Greenwich, Connecticut 06830

Jacob I. Feigenbaum                              Common Stock                    --                  --
                                                 $.01 par value

Paul R. Greenwood(6)(7)                          Common Stock             7,415,549               51.6%
                                                 $.01 par value

                                                 Series C                   177.969                 56%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

Bruce E. Krebs                                   Common Stock                    --                  --
                                                 $.01 par value

Gregory B. Murphy                                Common Stock                    --                  --
                                                 $.01 par value

Leon Ruchlameer(8)                               Common Stock               100,000                (11)
                                                 $.01 par value

Stephen Walsh(6)(7)                              Common Stock             7,415,549               51.6%
                                                 $.01 par value

                                                 Series C                   177.969                 56%
                                                 Preferred Stock
                                                 $100,000 stated
                                                 value

William H. Watts(8)                              Common Stock               100,000                (11)
                                                 $.01 par value

Marvin J. Winkler                                Common Stock             1,000,000                8.8%
                                                 $.01 par value

Leslie W. Levy(9)                                Common Stock                17,778                (11)
                                                 $.01 par value

Robert J. Powell(8)                              Common Stock               125,000                1.1%
                                                 $.01 par value

All directors and executive                      Common Stock             7,758,327               52.8%
officers as a group (10)                         $.01 par value




<F1>
(1) As of March 29, 1996, the Company had issued and outstanding 11,387,826 shares of Common Stock, 327.087 shares of Series A Preferred Stock and 317.678 shares of Series C Preferred Stock. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security, or if a person has the right to acquire either voting power or investment power over such security through the exercise of an option or the conversion of another security within 60 days. More than one person may be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. In the case of persons who hold options or warrants to purchase shares of Common Stock that are exercisable either immediately or within 60 days of March 29, 1996, the shares of Common Stock represented thereby have been treated as outstanding for purposes of calculating the ownership totals and percentages (and the percentage of voting power) for only the persons holding such options and warrants, and have not otherwise been treated as outstanding shares.
<F2>
(2) FS Signal Associates, L.P. ("FS Signal"); FS Signal Associates II, L.P. ("FS Signal II"); FS Signal, Inc. ("FSSI"); and Kevin S. Penn ("Penn") have filed a report, as a group, on Schedule 13D disclosing their various relationships. Such persons may be deemed to be a group for purposes of the beneficial ownership of the securities disclosed in the table, although they disclaim membership in a group. The 8,514,282 shares of Common Stock include (i) 2,980,983 shares of Common Stock held directly by FS Signal;
     (ii) 1,185,799 shares of Common Stock held directly by FS Signal II; (iii) warrants held directly by FS Signal to acquire 735,000 shares of Common Stock; (iv) warrants held directly by FS Signal II to acquire 3,312,500 shares of Common Stock; and (v) warrants held directly by Penn to acquire 300,000 shares of Common Stock. The 327.087 shares of Series A Preferred Stock are held directly by FS Signal
     II.  The 139.709 shares of Series C Preferred Stock include
     (i) 130.334 shares of Series C Preferred Stock held directly by FS Signal and (ii) 9.375 shares of Series C Preferred Stock held directly by FS Signal II. The reporting persons may be deemed to be members of a group and, accordingly, could each be deemed to have beneficial ownership (by virtue of Rule 13(d)1-5(b)(1)) of all shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock held directly by the various members of the group. Except as disclosed herein, no other entity or person that may be deemed to be a member of the group holds direct beneficial ownership of any Common Stock, Series A Preferred Stock or Series C Preferred Stock. Penn is the President of FSSI, which is the general partner of both FS Signal and FS Signal
     II. Both FS Signal and FS Signal II are limited partnerships. Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.
<F3>
(3) As the general partner of both FS Signal Associates, L.P. ("FS Signal") and FS Signal Associates II, L.P. ("FS Signal II"), FS Signal, Inc. ("FSSI") may be deemed to be the beneficial owner of (i) 2,980,983 shares of Common Stock held directly by FS Signal; (ii) 1,185,799 shares of Common Stock held directly by FS Signal II; (iii) warrants held directly by FS Signal to acquire 735,000 shares of Common Stock; (iv) warrants held directly by FS Signal II to acquire 3,312,500 shares of Common Stock; (v) 327.087 shares of Series A Preferred Stock held directly by FS Signal II;
     (vi) 130.334 shares of Series C Preferred Stock held directly by FS Signal; and (vii) 9.375 shares of Series C Preferred Stock held directly by FS Signal II. Kevin S. Penn ("Penn") is the President of FSSI. Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.
<F4>
(4) FS Signal Associates, L.P. ("FS Signal"), a Connecticut limited partnership, owns directly (i) 2,980,983 shares of Common Stock; (ii) warrants to acquire 735,000 shares of Common Stock; and (iii) 130.334 shares of Series C Preferred Stock. Kevin S. Penn, in his capacity as President of FS Signal, Inc., the general partner of FS Signal, may be deemed to own beneficially all shares of Common Stock and Series C Preferred Stock held by FS Signal.
<F5>
(5) FS Signal Associates II, L.P. ("FS Signal II"), a Connecticut limited partnership, owns directly (i) 1,185,799 shares of Common Stock; (ii) warrants to acquire 3,312,500 shares of Common Stock; (iii) 327.087 shares of Series A Preferred Stock; and (iv) 9.375 shares of Series C Preferred Stock. Kevin S. Penn, in his capacity as the President of FS Signal, Inc., the general partner of FS Signal II, may be deemed to own beneficially all shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock held by FS Signal II.
<F6>
(6)  Walsh Greenwood & Co. ("Walsh Greenwood"); Walsh Greenwood's

     sole general partners, Stephen Walsh ("Walsh") and Paul R. Greenwood ("Greenwood"); WG Partners, L.P. ("WG Partners"); and WG Trading Company Limited Partnership ("WG Trading") have filed a report, as a group, on Schedule 13D disclosing their various relationships. Such persons may be deemed to be a group for purposes of the beneficial ownership of the securities disclosed in the table, although they disclaim membership in a group. The 7,415,549 shares of Common Stock include (i) 2,700,149 shares of Common Stock owned directly by WG Partners; (ii) 477,100 shares of Common Stock owned directly by WG Trading; (iii) 1,263,300 shares of Common Stock held directly by Walsh Greenwood; and (iv) warrants to acquire a total of 2,975,000 shares of Common Stock held by WG Trading. All 177.969 shares of Series C Preferred Stock are held directly by WG Trading.
<F7>
(7) Walsh Greenwood has the sole power to vote and dispose of 1,263,300 shares of Common Stock (all of which shares are held by Walsh Greenwood on behalf of certain managed accounts and as to which Walsh Greenwood has the power to vote and dispose of but does not have a pecuniary interest therein). WG Trading has (i) the sole power to vote and dispose of the 477,100 shares of Common Stock it owns directly; (ii) the sole power to dispose of the warrants to acquire a total of 2,975,000 shares of Common Stock, which warrants are exercisable by WG Trading's general partners, Walsh and Greenwood; and (iii) the sole power to vote and dispose of the 177.969 shares of Series C Preferred Stock that it owns directly. WG Partners has the sole power to vote and dispose of the 2,700,149 shares of Common Stock owned by it directly, which power is exercisable by its sole general partner, Walsh Greenwood. Both Walsh and Greenwood, in their individual capacities as general partners of both Walsh Greenwood and WG Trading, may be deemed to share the power to vote and direct the disposition of the shares of Common Stock and Series C Preferred Stock beneficially owned by Walsh Greenwood, WG Trading and WG Partners.
<F8>
(8) This figure represents options that are immediately exercisable which were issued pursuant to the Company's 1985 Stock Option Plan.
<F9>
(9) This figure includes options that are immediately exercisable to acquire 15,000 shares of Common Stock which were issued pursuant to the Company's 1985 Stock Option Plan.
<F10>
(10) This figure includes shares for which indirect beneficial ownership may be attributed to certain directors of the Company, as discussed in Notes (6) and (7) above. The figure includes warrants to acquire 2,975,000 shares of Common Stock and options to acquire 340,000 shares of Common Stock. All such warrants and options are immediately exercisable and, consequently, have been treated as outstanding shares of Common Stock for calculations of share ownership and voting power for the group of directors and executive officers. See Note (1) above.
<F11>
(11) Less than 1%.


                        PROPOSAL NUMBER I

                      ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide for a board of directors consisting of not less than five nor more than ten persons, with the exact number to be set by the Board of Directors. The Board of Directors has set the number of directors at seven. All directors are elected to serve a one year term, or until their respective successor is elected and qualified. The persons named in the enclosed form of proxy will vote for the election of the seven nominees named below, unless such authority is withheld on the enclosed form of proxy. In the event any of the nominees should become unavailable to serve as a director, the proxy will be voted by the persons named therein in accordance with their best judgment.


     The following is a list of the names, ages, positions held with the Company and business experience during the past five years of all nominees for director:
                                                                                   Year First
                                                                                   Became A
Name and Address              Age     Business Experience and Directorships        Director
- ------------------------      ---     -------------------------------------        ----------

Jacob I. Feigenbaum            48     President of Miracle Suit by Swim Shaper         1994
c/o Miracle Suit                      since February 1996; President and owner
1411 Broadway, 30th Floor             of Sea Q. America, August 1994 to 1996;
New York, NY 10018                    President of Robby Len Swimwear
                                      division of Apparel America, 1980 to 1994.

Paul R. Greenwood              49     Managing General Partner of Walsh,               1990
One East Putnam Avenue                Greenwood & Co., a broker-dealer
Greenwich, CT 06830                   engaged in effecting transactions in
                                      securities for others and for its own
                                      account.

Bruce E. Krebs                 48     President and Chief Operating Officer            1995
200-A Manufacturers Road              since August 1995; President of H.H.
Chattanooga, TN 37405                 Cutler Company, 1994 to August 1995;
                                      President of Cutler Sports Apparel, 1990
                                      to 1994.

Gregory B. Murphy              47     President and Chief Executive Officer of         1991
250 North Street                      Kraft Foods, Inc. since May 1988
White Plains, NY 10625

Leon Ruchlamer                 67     Vice Chairman of the Board of Directors          1995
200-A Manufacturers Road              of the Company since August 1995;
Chattanooga, TN 37405                 President of the Company, February 1995
                                      to August 1995; Consultant within
                                      apparel and textile industry, 1992 to
                                      January 1995; Various positions with
                                      Gitano, Inc., a clothing and fabric
                                      manufacturer, until 1992.

Stephen Walsh                  51     General Partner of Walsh, Greenwood &            1990
3333 New Hyde Park Road               Co., broker-dealer engaged in effecting
North Hills, NY 11040                 transactions in securities for others and
                                      for its own account.

William H. Watts               55     Executive Vice President and Chief               1995
200-A Manufacturers Road              Financial Officer since February 1995;
Chattanooga, TN 37405                 Consultant for Michelle St. John
                                      International Design and Charles Komar
                                      & Sons, March 1994 to January 1995;
                                      Vice President/Chief Financial Officer
                                      of Land'n Sea, Inc., 1990 to 1994.

     The information set forth above with respect to the principal occupation or employment of each nominee during the past five years has been furnished to the Company by the respective nominee.

     Pursuant to an agreement among the Company and certain shareholders (Walsh Greenwood & Co., WG Trading Company Limited Partnership, FS Signal Associates, L.P. and FS Signal Associates II, L.P.), FS Signal Associates, L.P. and FS Signal Associates II, L.P., collectively, have the right beginning this year and ending in 2001 to nominate two directors to be included in the slate of nominees.

     The Board of Directors held 11 meetings in 1995.




                     COMMITTEES OF THE BOARD


Audit Committee. This committee recommends, for appointment by the Board of Directors, a firm of independent certified public accountants to serve as auditors for the Company; makes recommendations to the Board of Directors with respect to the scope of the annual audit; approves the services which the auditors may render to the Company without impairing the auditors' independence; approves the auditors' fees; and may undertake investigations of any financial matter and make recommendations to the Board of Directors with respect thereto. This committee meets at least once each year with the auditors to review the results of the audit and to review all recommendations made by the auditors with respect to the accounting methods used and the system of internal control followed by the Company and advises the Board of Directors with respect thereto. The independent auditors have direct access to the members of this committee on any matter at any time. This committee met twice in 1995. Present members of this committee are Mssrs. Feigenbaum and Murphy. The Board of Directors plans to add one member to this committee.

Compensation Committee. This committee recommends to the Board of Directors the amount of compensation and the terms and conditions of employment of each officer of the Company, as well as approves all employment contracts and agreements for executive officers. This committee administers the 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to employee benefit plans. The Committee met three times in 1995. Present members of this committee are Messrs. Feigenbaum, Greenwood, Murphy and Krebs. As President of the Company, Mr. Krebs is a member ex-officio of the Committee.

Executive Committee. This committee has and may exercise, except as otherwise provided by statute or by the Restated Articles of Incorporation, all the powers and authority of the Board of Directors. The Committee did not meet in 1995. Present members of this committee are Messrs. Greenwood and Walsh.

The Board has no standing nominating committee. Individual directors and management recommend to the full Board qualified candidates for election as directors and officers of the Company. The Board will consider nominees for director recommended by shareholders. Such recommendations may be submitted in writing to the Secretary of the Company.

                       EXECUTIVE OFFICERS

The following is a list of the names, ages, positions with the Company and business experience during the past five years of the executive officers of the Company:

 Name                  Age    Office and Business Experience
 ----                  ---    -------------------------------

 Bruce E. Krebs        48     President and Chief Operating
                              Officer since August 1995;
                              President of H.H. Cutler Company,
                              1994 to August 1995; President of
                              Cutler Sports Apparel, 1990 to
                              1994.

 Gary LaBelle          51     Vice President of Operations since
                              August 1995; Vice President of
                              Operations, H.H. Cutler Company,
                              October 1992 to August 1995; Vice
                              President of Operations, Lilli
                              Group, March 1991 to October 1992;
                              Vice President of Operations, Izod
                              LaCoste, January 1988 to March
                              1991.

 Leslie W. Levy        58     Vice President of the Company and
                              President of the Heritage
                              Sportswear business unit of the
                              Company since 1977.

 Robert J. Powell      47     Vice President/International and
                              Licensing and General Counsel
                              since September 1992; Secretary
                              since January 1993; Vice President
                              of International and Domestic
                              Licensing of Champion Products,
                              Inc., May 1990 to September 1992;
                              General Counsel and Secretary of
                              Champion Products, Inc., June 1987
                              to September 1992.

 Leon Ruchlamer        67     Vice Chairman  of the Board of
                              Directors of the Company since
                              August 1995; President of the
                              Company, February 1995 to August
                              1995; Consultant within apparel
                              and textile industry, 1992 to
                              January 1995; Various positions
                              with Gitano, Inc., a clothing and
                              fabric manufacturer, until 1992.

 William H. Watts      55     Executive Vice President and Chief
                              Financial Officer since February
                              1995; Consultant for Michelle St.
                              John International Design and
                              Charles Komar & Sons, March 1994
                              to January 1995; Vice
                              President/Chief Financial Officer
                              of Land'n Sea, Inc., 1990 to 1994.


Officers are elected annually and serve at the pleasure of the Board of Directors.

There is no family relationship between any of the above executive officers, directors and nominees for director.



Compliance with Section 16(a) of the Securities Exchange Act of
1934

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during 1995 all filing requirements applicable to its executive officers, directors and owners of more then ten percent of the Company's Common Stock were complied with except for one late filing each by Bruce Krebs, President and Chief Operating Officer; Leon Ruchlamer, vice chairman and a director; William Watts, executive vice president, chief financial officer and a director; and Robert Powell, secretary and a vice president. Furthermore, Paul Greenwood, a director and a beneficial owner of more than ten percent of the Company's Common Stock, Stephen Walsh, a director and a beneficial owner of more than ten percent of the Company's Common Stock, Walsh Greenwood & Co., a beneficial owner of more than ten percent of the Company's Common Stock, WG Trading Company Limited Partnership, a beneficial owner of more than ten percent of the Company's Common Stock, and WG Partners, a beneficial owner of more than ten percent of the Company's Common Stock, each had three late filings of transactions.





                REPORT OF COMPENSATION COMMITTEE
                    ON EXECUTIVE COMPENSATION



The Board of Directors of the Company has a Compensation Committee consisting of four members. Three non-employee directors are chosen to serve one-year terms at the first Board meeting following the Annual Meeting, and the fourth member is, pursuant to the Company's Bylaws, the President of the Company. The Committee has two regular meetings each year and meets on an as needed basis at other times during the year. The Committee's responsibilities include recommending to the Board of Directors the amount of compensation and terms of employment of each officer of the Company. The Committee approves all employment contracts and agreements for each executive officer of the Company. Additionally, the Committee administers the Company's 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to the Company's other benefits and all employee benefit plans applicable to the Company's executive officers. The following is the report of the Committee:

Compensation Policy

The Company makes an effort to offer competitive compensation packages that allow the Company to attract and retain highly qualified individuals. The Committee believes the long-term strategic goals of the Company can be accomplished only if the Company employs management with experience and skills relevant to the changing nature of the Company's products, sales and marketing efforts. A substantial portion of each executive officer's total compensation is incentive-based in order to motivate the Company's executive officers in the performance of their duties and to encourage a continued focus on Company profitability. For those executive officers responsible for particular business units, the financial and non-financial results of their business units are also considered.

Compensation packages offered to the Company's senior management are thought to be competitive within the domestic apparel industry and have not been tied directly to short-term results of operations. The Committee believes the compensation packages for its senior management are competitive with compensation packages for executives of other public domestic apparel companies. The Committee meets with the President to evaluate the performance of the other executive officers and meets in the absence of the President to evaluate his performance. The Committee reports its executive evaluations to the other outside members of the Board.

The overall compensation of each of the Company's executive officers consists of three principal elements:


Base Salary

Executive officers' base salaries are reviewed annually by the Compensation Committee. In the case of all executive officers, their base salary is their principal element of compensation. In an effort to ensure that the Company can obtain the talent it needs to effectuate its long-term strategies, the base salary of all executive officers has been set at a level that is thought to be competitive within the group of public businesses identified as similar to the Company. Among the businesses with which the Company compares itself are those included within the companies that comprise the Value Line Apparel Industry Group. Based on information available to the Company, the Committee believes that the overall compensation of its executive officers, taken in the aggregate, places them in the median range of the compensation scale of similarly situated executive officers in the industry. Factors considered in establishing base salaries include the requisite skill and experience required in a particular position, the range of duties and responsibilities attributable to that position, the individual's prior experience and compensation, the compensation of similarly situated individuals in the apparel industry and the overall past and expected future contributions of the individual. Generally, in establishing such salaries, the greatest weight is given to ensuring that a competitive salary level is established. Overall, the process is subjective, with no precise, mathematical weight given to the enumerated factors.

Annual Bonus

The Company operates an annual discretionary bonus plan, the terms of which vary in accordance with the participant's
position with the Company.   The amount of the annual bonus is
determined, if earned, at the conclusion of the Company's fiscal year following a review of Company, business unit and individual performance, and is generally based on pre-tax earnings. For most executive officers, the terms of the plan, or a variation thereof, have been written into their respective employment contracts.

The Committee's discretion includes both whether and the extent to which any bonus is awarded. The bonus element of each executive officer's compensation is set at a level that the Committee believes is necessary to compensate executive officers for the achievement of short-term goals forming part of the Company's overall strategic objectives. Short-term sales, profit and performance goals for each business unit and for the Company as a whole are developed annually and in advance by the Company's management and then reviewed by the Company's Board of Directors. Performance is monitored against established goals throughout the year.

No bonuses were awarded for 1995.

Stock Options

To establish a link between compensation and management's performance in creating value for shareholders, evidenced by increases in the Company's stock price, the Company has implemented a stock option plan (the "1985 Stock Option Plan"). The Committee is responsible for administering the 1985 Stock Option Plan, which provides for options to purchase the Company's Common Stock generally issued at market value on the date of grant. Accordingly, the value of such options to the Company's participating executive officers will depend directly on increases in the price of the Company's securities. Because the Committee believes such compensation should result from long-term increases in value, such options do not vest at a minimum until one year from the date of grant; and, to serve as an incentive for such executives to continue in the Company's service through the implementation of its plans, such options are typically divested upon termination of employment.

The Compensation Committee has exclusive discretion to (i) select the persons to whom options will be granted and to determine the type, amount and terms of each option; (ii) modify, within certain limits, the terms of any option which has been granted, including replacement or exchange of options without the consent of the option holder under certain circumstances; (iii) determine the time when options will be granted; and (iv) make all other determinations that it deems necessary or desirable in the interpretation and administration of the 1985 Stock Option Plan. The Compensation Committee has the authority to administer, construe and interpret the 1985 Stock Option Plan, and its decisions are final, binding and conclusive.

In determining the size and vesting of option awards, the Committee considers the amount of options currently held by an officer, the results achieved by each officer relative to that officer's assigned responsibilities and the overall performance of the Company. A total of 505,000 stock options were awarded during 1995 under the 1985 Stock Option Plan. Of this total, 350,000 stock options were awarded to executive officers.


Chief Executive Officer/Chief Operating Officer.

The compensation of the Chief Executive Officer and/or Chief
Operating Officer consists of the same components as for other executive officers, namely base salary, annual bonus and stock options.

In August 1995, the Company named Bruce E. Krebs President and Chief Operating Officer. Since Mr. Winkler's resignation as Chief Executive Officer of the Company on November 5, 1995, Mr. Krebs, who, as the Company's highest ranking executive office and as President and Chief Operating Officer, performs substantially the same duties as those that Mr. Winkler performed as "Chief Executive Officer," has been considered the Company's chief executive officer. Prior to being named President and Chief Operating Officer at the Company, Mr. Krebs had worked nearly thirty years for a company specializing in activewear and licensed apparel for all channels of retail distribution. The Committee believes that Mr. Krebs' extensive experience in the licensing industry and successful background in domestic and international retail sales development will provide critical assistance to the Company's financial turnaround and to its successful transformation to a company that is marketing and brand oriented. Accordingly, the Committee believes that a significant compensation package for Mr. Krebs is appropriate and supports the Company's objective of ensuring continued services of key personnel who can contribute to the creation of long-term shareholder value.

Mr. Winkler served as the Chief Executive Officer of the Company until his November 5, 1995, resignation from that position. Mr. Winkler had been the Chief Executive Officer of American Marketing Works, Inc. ("AMW") at the time it was acquired by the Company. At the time of his resignation, Mr. Winkler's employment contract with the Company had not yet become effective; accordingly, the Company theretofore had been paying him a salary commensurate with the base salary he received at AMW.

Although Mr. Krebs serves as a member of the Committee, he did not participate in any of the Committee's decisions related to the determination of his compensation.

Jacob I. Feigenbaum
Paul R. Greenwood
Bruce E. Krebs, ex-officio
Greg B. Murphy




   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Jacob I. Feigenbaum, Paul R. Greenwood, Bruce E. Krebs and
Gregory B. Murphy are the current members of the Board's
Compensation Committee.  Mr. Krebs is President and Chief
Operating Officer of the Company.

In January 1995, Walsh Greenwood & Co. ("Walsh Greenwood") purchased 30 shares of the Company's Series C Preferred Stock in exchange for a three million dollar investment in the Company; the Series C Preferred Stock has a stated value of $100,000 per share. Effective December 1, 1995, Walsh Greenwood transferred all 30 shares to WG Trading Company Limited Partnership.

Effective March 31, 1995, the Company entered into a credit agreement with Walsh Greenwood (the "Credit Agreement"). Under the Credit Agreement, Walsh Greenwood lent the Company $15,000,000 for a three-year term. The terms of the Credit Agreement include: (i) a maximum borrowing of $15,000,000; (ii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at $2.25 per share, which warrants vested on the basis of 100,000 warrants for each $1,000,000 drawn and which are exercisable for three years from vesting (the "Fixed Rate Warrants"); (iii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at a 25% discount to the 20 day average trade price in December 1996, which warrants vested upon the commitment by Walsh Greenwood of the full amount of the credit and which are exercisable for three years beginning January 1, 1997 (the "Discount Rate Warrants"); (iv) all warrants issued have antidilution provisions and registration rights no more favorable than the equivalent provisions in other outstanding warrants issued to principal shareholders of the Company, except that the registration rights shall include three demand registrations; (v) stated interest upon the outstanding balance of the credit at the rate of 25% per annum; (vi) all borrowings are secured by a security interest in all assets of the Company currently pledged to two other lenders, subordinate to the security interests of such lenders; and (vii) all borrowings could be used only for working capital and could not be used to repay any principal of any bank debt.

As additional conditions to the foregoing extension of credit, Walsh Greenwood required that the Company obtain agreement from the holders of its preferred stock (i) that they forgo accrual of all future dividends from January 1, 1995, until the principal and interest of all the borrowing under the Credit Agreement has been paid in full and (ii) that they grant the Company the right, after repayment of a $6,500,000 NationsBank loan and the borrowing from Walsh Greenwood, to redeem the outstanding shares of preferred stock with shares of its Common Stock valued for such purpose at $7.00 per share, which right of redemption will extend until June 30, 1998.

Effective August 10, 1995, Walsh Greenwood and the Company agreed to increase the principal amount available under the Credit Agreement to $20 million in exchange for an additional 500,000 Fixed Rate Warrants and 500,000 Discount Rate Warrants. As of the date hereof, all Fixed Rate Warrants and all Discount Rate Warrants have vested, and all Fixed Rate Warrants are presently exercisable. Effective December 1, 1995, the Credit Agreement, all Fixed Rate Warrants and all Discount Rate Warrants were assigned to WG Trading Company Limited Partnership. Stephen Walsh, a director of the Company, and Paul Greenwood, a director of the Company and a member of the Compensation Committee, are the general partners of both Walsh Greenwood and WG Trading Company Limited Partnership.


               EXECUTIVE COMPENSATION INFORMATION

Set forth below is a summary of the annual and long-term compensation paid by the Company for each of the last three fiscal years to: (i) Marvin J. Winkler, the Company's Chief Executive Officer until November 5, 1995; (ii) Bruce E. Krebs, the Company's President and Chief Operating Officer since August 10, 1995, and (iii) the Company's other four most highly compensated executive officers serving as of December 31, 1995 (the "Named Executives"). Since Mr. Winkler's resignation from the Company on November 5, 1995, Mr. Krebs, who, as the Company's highest ranking executive office and as President and Chief Operating Officer, performs substantially the same duties as those that Mr. Winkler performed as "Chief Executive Officer," has been considered the Company's chief executive officer.


                   SUMMARY COMPENSATION TABLE


                                                                           Long Term Compensation
                                                                           ----------------------
                                       Annual Compensation                 Awards         Payouts
                                       -------------------                 ------         -------
                                                                           Securities
Name and                                                                   Underlying     LTIP        All Other
Principal                                                Other Annual      Options/       Payouts     Compensation
Position               Year     Salary($)     Bonus($)   Compensation($)   SARs(#)        ($)         ($)(4)
- ---------              ----     ---------     --------   ---------------   ----------     -------     ------------

Marvin J. Winkler,     1995     337,083            --      131,991(1)              --          --        22,493
Chief Executive        1994      34,375            --           --                 --          --            --
Officer (until
November 1995)

Bruce E. Krebs,        1995     125,154            --       64,379(2)          100,000         --           370
President & Chief
Operating Officer
(since August
1995)

Leon Ruchlamer,        1995     203,400            --           --             100,000         --         6,220
Vice Chairman of
the Board (since
August 1995);
President
(February 1995 to
August 1995)

Robert J.              1995     191,125            --           --                  --         --         5,595
Powell                 1994     125,375            --           --              50,000         --         3,700
Vice President         1993     125,000            --       27,100              75,000         --         1,085
and Secretary

Leslie W. Levy,        1995     145,000            --           --                  --         --         8,872
Vice President         1994     128,690        30,000           --                  --         --         8,204
and President          1993     139,000        11,600           --              30,000         --         6,461
Heritage
Sportswear

William Watts,         1995     168,370            --       55,543(3)          100,000         --         1,610
Executive Vice
President & Chief
Financial Officer

<F1>
(1) $60,000 of this amount was for moving and temporary living expenses and reimbursements; $70,000 of this amount constitutes the unpaid portion of all commissions owed to Mr. Winkler for sales completed prior to the purchase of AMW by the Company that the Company had agreed to pay to Winkler pursuant to his accepting employment with the Company.
<F2>
(2) All of this amount was for moving and temporary living expenses and reimbursements.
<F3>
(3) $53,762 of this amount was for moving and temporary living expenses and reimbursements.
<F4>
(4) These amounts include the portion of life insurance premiums paid by the Company that represents term life insurance on Messrs. Winkler, Krebs, Ruchlamer, Powell, Levy and Watts. In 1995, these amounts were $22,493, $370, $6,220, $1,601,
     $5,372 and $1,610, respectively. All other amounts represent Company matching contributions to a 401(k) plan maintained by the Company for the accounts of Messrs. Powell and Levy. In 1995, these amounts were $3,994 and $3,500, respectively.

The following table provides information about options held by the Named Executives. The 1985 Stock Option Plan does not provide for the granting of stock appreciation rights.

       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
              AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            Number of
                                                            Securities         Value of
                                                            Underlying         Unexercised
                                                            Unexercised        In-the-Money
                                                            Options/SARs       Options/SARs
                                                            at                 at
                                                            FY-End(#)          FY-END($)(1)
                       Shares
                       Acquired            Value            Exercisable/       Exercisable/
Name                   on Exercise(#)      Realized($)      Unexercisable      Unexercisable
- ----                   --------------      -----------      -------------      -------------

Marvin J. Winkler               --               --              --                    --

Bruce E. Krebs                  --               --               0 exer./             --
                                                            100,000 unexer.       168,750

Leon Ruchlamer                  --               --               0 exer./             --
                                                            100,000 unexer.       325,000

Robert J. Powell                --               --         125,000 exer./        176,751
                                                                  0 unexer.            --

Leslie W. Levy                  --               --          15,000 exer./          2,850
                                                             15,000 unexer.         2,850

William H. Watts                --               --               0 exer./             --
                                                            100,000 unexer.       325,000

<F1>
(1) Value of unexercised in-the-money options based on a fair market value of a share of the Company's Common Stock of $7.25 as of December 31, 1995.


      The table below sets forth certain information concerning grants of options during the year ended December 31, 1995, to the Company's Named Executives. The plan does not provide for the granting of stock appreciation rights.


              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      Individual
                      Grants
                      ----------

                      % of Total
                      Options/
                      SARs                                                         Potential Realizable Value
                      Granted to                                       at Assumed Annual Rate of Stock
                      Options/       Employees  Exercise or            Price Appreciation for Option Term
                      SARs           in Fiscal  Base Price  Expiration ----------------------------------
Name                  Granted(#)     Year       ($/Sh)      Date       0%($)       5%($)(2)    10%($)(2)
- ----                  ----------     -------    ---------   --------   --------    --------    ----------

Marvin J. Winkler          --            --          --           --         --          --            --

Bruce E. Krebs        100,000(1)       19.8        5.5625    8/09/05          0     349,750       886,750

Leon Ruchlamer        100,000(1)       19.8        4.00      2/28/05    375,000     862,000     1,610,000

Robert J. Powell           --            --          --           --         --          --            --

Leslie W. Levy             --            --          --           --         --          --            --

William H. Watts      100,000(1)       19.8        4.00      2/28/05    375,000     862,000     1,610,000

<F1>
(1) All such stock options were issued to the Named Executive to induce that Named Executive to accept employment with the Company. The stock options granted to Mr. Krebs were issued at market price on the day of grant, while the stock options granted to Messrs. Ruchlamer and Watts were issued at an exercise price that was $3.75 below the market price on the day of grant.
<F2>
(2) The assumed rate of appreciation for the Company's Common Stock at 5% and 10% would result in a stock price of $12.62 and $20.10 per share, respectively, for the stock options with a $4.00 per share exercise price, which were issued when the market price of the stock was $7.75 per share, and a stock price of $9.06 and $14.43 per share, respectively, for the stock options with a $5.5625 per share exercise price, which were issued when the market price of the stock was $5.5625 per share.


Shareholder Return Performance Presentation

     Set forth below is a line graph (information presented in tabular form in electronic submission) comparing the yearly percentage change in the cumulative total shareholder return of the Company's Common Stock against the total return of the S & P composite 500 Stock Index and the Value Line Apparel Industry
Group for the five year period ending December 31, 1995.


             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
              SIGNAL APPAREL COMPANY, INC., STANDARD & POORS
                   500 AND THE VALUE LINE TEXTILES INDEX
                  (Performance Results Through 12/31/95)(2)

                         1990          1991           1992           1993         1994         1995
                         ----          ----           ----           ----         ----         ----

Signal Apparel         $100.00       $189.29        $139.29        $ 70.24      $ 75.00       $ 69.05
S & P 500              $100.00       $130.55        $140.72        $154.91      $157.39       $216.42
Value Line
  Apparel Index        $100.00       $175.16        $215.29        $161.90      $149.46       $159.99

<F1>
(1) Cumulative total return assumes reinvestment of dividends.
<F2>
(2) Assumes $100 invested at the close of trading 12/90 in Signal Apparel common stock, S & P 500 and Value Line's Apparel Index.



         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 5, 1995, the Company entered into an agreement with Marvin Winkler, Sherri Winkler and M.W. Holdings, L.P (the "Winkler Parties"). Pursuant to the agreement, the Company (1) agreed to pay the Winkler Parties $44,600 for interest owing to the Winkler Parties on two subordinate notes the Company assumed when it purchased all the outstanding stock of AMW (the Winkler Parties were shareholders of AMW at the time of the acquisition of AMW by the Company) and (2) granted to the Winkler Parties, and the Winkler Parties exercised, the right to convert the preferred stock of Signal that the Winkler Parties had received upon conversion of the aforementioned subordinate notes into one million shares of Common Stock (the subordinated notes had a combined outstanding balance of approximately $2.43 million at the time of conversion). The Company also agreed to use its best efforts to include such shares in the next registration statement under the Securities Act of 1933 that the Company files, and, if such registration does not occur by November 1996, the Company must pay to Mr. Winkler interest at the rate of 7% per annum on the value of the unregistered shares (half of said interest to be paid in cash, half to paid in shares of Common Stock) until such shares are registered or disposed by Mr. Winkler. Marvin Winkler was CEO and a Director of the Company at the time of this agreement and became a beneficial owner of more than five percent of the Company's outstanding Common Stock as a result of this agreement.



Employment Agreements

Bruce E. Krebs was employed August 1995, as President and Chief Operating Officer pursuant to an employment agreement with a three year term. Pursuant to the terms of his employment agreement, Mr. Krebs' annual base salary is $300,000. He is eligible to receive an annual bonus equal to 10% of the Company's pre-tax earnings up to $5 million and 5% of the Company's pre-tax earnings in excess of $5 million. As an inducement to employment, the Company granted Mr. Krebs options to purchase 100,000 shares of Common Stock with an exercise price per share of $5.56 (the market price on the date of grant), exercisable one year from the date of grant and governed by the Company's 1985 Stock Option Plan. In the event that Mr. Kreb's employment is terminated for cause or in the event of Mr. Kreb's death or disability, he or his legal representative shall receive payment of all accrued compensation and any reimbursements due. In the event the Company terminates Mr. Krebs' employment without cause, he is entitled to a severance payment equal to one year's salary and any pro-rated bonus payment due. In the event of a merger, consolidation, buyout or reorganization of the Company, Mr. Krebs has the option of terminating his employment with the Company and receiving a severance payment equal to one year's salary and any pro-rated bonus payment due. Mr. Krebs is bound by a covenant not to compete that survives termination of the agreement for one year.

Leon Ruchlamer was employed as President from February 1995 until August 1995, when Mr. Krebs was named President. Mr. Ruchlamer was named Vice Chairman of the Board of Directors in August 1995. His employment agreement has a three year term, commencing January 1, 1995. Pursuant to the terms of his employment agreement, Mr. Ruchlamer's annual base salary is $151,200 for 1995, $175,200 for 1996 and $199,200 for 1997. Mr. Ruchlamer's
agreement was amended to provide that he be paid $30,000 per month for the months of October, November and December 1995; effective January 1, 1996, his salary returned to the original terms of his agreement. He is eligible to receive an annual bonus if the Company makes an annual profit on an EBIT basis. His bonus is based upon his personal performance and the Company's performance on a whole. Subject to the profitability of the Company, Mr. Ruchlamer was eligible for an $80,000 bonus in 1995 and will be eligible for a $120,000 annual bonus in both 1996 and 1997. As an inducement to employment, the Company granted Mr. Ruchlamer options to purchase 100,000 shares of Common Stock with an exercise price per share of $4.00 ($3.75 below the market price on the date of grant), exercisable one year from the date of grant and governed by the Company's 1985 Stock Option Plan. In the event that Mr. Ruchlamer's employment is terminated for reasons other than for good cause, Mr. Ruchlamer shall receive a severance payment equal to one year's salary or, if there is less than one year remaining on his employment agreement, the salary due for the remaining term of his employment agreement.

William H. Watts was employed February 1995 as Chief Financial Officer and Executive Vice President pursuant to an employment agreement with a three year term. Pursuant to the terms of his employment agreement, Mr. Watts' annual base salary is $175,000. He is eligible to receive an annual bonus based upon his personal performance and the Company's performance. For 1995, the bonus was discretionary; for 1996 and 1997, the Company will determine at the commencement of each year the level of eligible bonus participation and the performance criteria for that level of bonus. As an inducement to employment, the Company gave Mr. Watts a $50,000 allowance to cover the expenses of his relocation to the Company's corporate offices and granted him options to purchase 100,000 shares of Common Stock with an exercise price per share of $4.00 ($3.75 below the market price on the date of grant), exercisable one year from the date of grant and governed by the Company's 1985 Stock Option Plan. In the event that Mr. Watts' employment is terminated for reasons other than for good cause, Mr. Watts shall receive a severance payment equal to one year's salary or, if there is less than one year remaining on his employment agreement, the salary due for the remaining term of his employment agreement.

Gary LaBelle was employed August 1995 as Vice President of Operations pursuant to an employment agreement with a three year term. Pursuant to the terms of his employment agreement, Mr. LaBelle's annual base salary is $165,000. He is eligible to receive an annual bonus based upon the pre-tax earnings of the Company for each year. The bonus is to be paid in cash and stock options issued pursuant to the Company's 1985 Stock Option Plan. The cash component is equal to 1% of Mr. LaBelle's annual salary for each $100,000 of pre-tax earnings of the Company and is capped at 50% of Mr. LaBelle's annual salary. The stock option component is determined by a formula under which Mr. LaBelle is awarded the option to purchase 10 shares of the Company's Common Stock for each $1,000 of pre-tax earnings, subject to a cap of 50,000 option shares per year. The total bonus is subject to a cap of $5 million pre-tax earnings. As an inducement to employment, the Company granted Mr. LaBelle options to purchase 50,000 shares of Common Stock with an exercise price per share of $5.56 (the market price the date of grant), exercisable one year from the date of grant and governed by the Company's 1985 Stock Option Plan. In the event that Mr. LaBelle's employment is terminated for cause or in the event of Mr. LaBelle's death or disability, he or his legal representative shall receive payment of all accrued compensation and any reimbursements due. In the event the Company terminates Mr. LaBelle's employment without cause, he is entitled to a severance payment equal to one year's salary and any pro-rated bonus payment due. In the event of a merger, consolidation, buyout or reorganization of the Company, Mr. LaBelle shall have the option of terminating his employment with the Company and receiving a severance payment equal to one year's salary and any pro-rated bonus payment due. Mr. LaBelle is bound by a covenant not to compete that survives termination of the agreement for one year.

Robert J. Powell was employed September 1992 as Vice President/International and Licensing and, effective January 1993, as Secretary of the Company. Pursuant to the terms of his employment agreement, as amended, Mr. Powell's annual base salary is not to be less than $185,000, with the right to participate in the Company's bonus plan and receive an annual bonus of up to 40% of his annual base salary. In order to participate in the Management Incentive Plan, which was in effect 1993-94, Mr. Powell agreed to an amendment to his employment agreement, pursuant to which he agreed, among other things, to a 15% reduction in his annual base salary from September 1, 1993 until October 31, 1994 (in 1995, the amount of this reduction was paid to Mr. Powell in a lump sum payment). The Company agreed (i) to cancel the outstanding options held by Mr. Powell to acquire 25,000 shares of Common Stock at a price of $15.63 per share and reissue such options at an exercise price of $7.06 per share and
(ii) to issue 50,000 additional stock options in accordance with the 1985 Stock Option Plan at an exercise price of $7.06 per share. The exercise prices for all such options issued pursuant to the amendment -- $7.06 per share -- was the market price of the Common Stock at the time the amendment to his employment agreement was negotiated. The reissued options vested and became exercisable on August 13, 1994, one year from their date of grant. Additionally, Mr. Powell is entitled to participate in all other incentive bonus, stock option, savings and retirement programs and benefit programs maintained for the Company's executive officers from time to time. In the event of Mr. Powell's death, his legal representative shall receive payment of all accrued salary and benefits, the equivalent of an additional six months' base salary and a prorated portion of any bonus payable. In the event Mr. Powell should terminate the agreement for Good Reason, as defined therein, or if the Company should terminate the agreement other than for Cause or Disability, as defined therein, Mr. Powell would be entitled to (i) all accrued obligations; (ii) payment of an amount equal to the sum of his then current base salary and most recent bonus times the greater of the remaining years of the agreement or two years; and (iii) payment of a lump-sum amount equal to what he would have received under the various retirement programs had the agreement continued for the full term. In a subsequent amendment to his employment agreement and in consideration for Mr. Powell receiving an increase in his base salary to $185,000 from $140,000, Mr. Powell agreed that the amount of his base salary increase would be deducted from any obligations of the Company pursuant to the foregoing formula. Mr. Powell is bound by a covenant not to compete that survives termination of the agreement for one year, except in the event of a termination by the Company that constitutes a breach of the agreement. Upon termination, previously granted stock options become immediately exercisable. Mr. Powell's employment agreement provides further that it shall be binding on any successor to the Company, whether by merger or otherwise. His present employment agreement expires in September 1997.


Directors' Compensation

Directors who are not employees of the Company are paid (i)
$4,000 for each Board meeting attended in person up to a maximum of $20,000 per year and (ii) $500 for each Board committee meeting attended in person or telephonically.


                          OTHER MATTERS

     The Company does not intend to bring before the meeting any matters other than those hereinbefore set forth, and has no present knowledge that any other matters will be or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment.

     Representatives of the firm of Arthur Andersen LLP are expected to be present at the 1996 Annual Meeting. The representatives will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                  1997 SHAREHOLDERS' PROPOSALS

     In order for shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, proposals must be received by the Company at its principal office in Chattanooga, Tennessee, prior to December 26, 1996.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              ROBERT J. POWELL
                              Secretary





PROXY

                  SIGNAL APPAREL COMPANY, INC.
200-A Manufacturers Road
P. O. Box 4296
Chattanooga, Tennessee 37405

  This Proxy is Solicited on Behalf of the Board of Directors
          Annual Meeting of Shareholders, May 28, 1996

     The undersigned hereby appoints Bruce E. Krebs and William
H. Watts, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 200-A Manufacturers Road, Chattanooga, Tennessee 37405, at 10 A.M., E.D.T., on May 28, 1996, and any adjournment or adjournments thereof, as follows:

1.   Election of Directors:

     ___FOR all nominees         ___WITHHOLD ALL AUTHORITY
        Except as indicated         to vote for all nominees
        to the contrary below)      listed below

        Jacob I. Feigenbaum; Paul R. Greenwood; Bruce E.
        Krebs; Gregory B. Murphy; Leon Ruchlamer; Stephen
        Walsh; William H. Watts.

     (Instruction: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

     ____________________________________________________________


2. To transact such other business as may properly come before the meeting or any adjournments thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 29, 1996, and the
Proxy Statement furnished therewith.

Dated this ____ day of ________, 1996.



___________________________  (Seal)
Note: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries and persons signing on behalf of corporations or partnerships, should so indicate when signing.

Please sign, date and return this Proxy in the accompanying prepaid self-addressed envelope. Thank you.


Chattanooga, Tennessee
April 29, 1996